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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2013 (except for Note 1 and Note 11, as to which the date is January 24, 2014), in the Registration Statement (Form S-1) and related Prospectus of Athlon Energy Inc. dated January 24, 2014.

/s/ ERNST & YOUNG LLP

Fort Worth, Texas
January 24, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm